===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 EQUIFAX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       [EQUIFAX LETTERHEAD APPEARS HERE]


DEAR SHAREHOLDERS:

We invite you to attend the 1999 annual meeting of shareholders on Thursday, May 6, 1999, at 10:00 a.m., local time at the Company's Corporate
Headquarters, 1600 Peachtree Street, N.W., Atlanta, Georgia.

At this meeting, you will hear a current report on the activities of the Company. You will also have the opportunity to meet your directors and executives.

This booklet includes the formal notice of the meeting and proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and director candidates. Please read these materials so that you'll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you can't attend the meeting.

On behalf of the Officers and Directors, I thank you for your interest in the Company and your confidence in its future.

Yours very truly,

C. B. ROGERS, JR.
Chairman

Atlanta, Georgia
March 25, 1999


                            YOUR VOTE IS IMPORTANT.
            Please complete, sign, date and promptly mail your proxy card in the enclosed envelope, whether or not you plan to attend the meeting.

                               TABLE OF CONTENTS


Notice of Annual Meeting of Shareholders....................................   i
Proxy Statement.............................................................   1
Election of Directors.......................................................   2
Committees of the Board of Directors........................................   6
Stock Ownership by Certain Beneficial Owners and Management.................   8
Section 16(a) Beneficial Ownership Reporting Compliance.....................   9
Compensation of Directors...................................................   9
Compensation Committee Interlocks and Insider Participation.................   9
Employment Agreements and Change in Control Agreements......................  10
Board Compensation Committee Report on Executive Compensation...............  10
Executive Officer Compensation..............................................  13
Stock Options...............................................................  14
Performance Share Plan......................................................  15
Stock Performance Graph.....................................................  16
Retirement Plans............................................................  17
Items Requiring Your Vote...................................................  18
Shareholder Proposals for Inclusion in the 2000 Proxy Statement.............  19
Other Shareholder Proposals.................................................  19
How We Solicit Proxies......................................................  19
Annual Report...............................................................  19
Questions...................................................................  19
Other Business..............................................................  19

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF EQUIFAX INC.

Equifax Inc. will hold its annual meeting of shareholders at the Company's Corporate Headquarters, 1600 Peachtree Street, N.W., Atlanta, Georgia, Thursday, May 6, 1999, at 10:00 a.m., eastern daylight savings time. The purpose of the meeting is to vote on the following items:

  1. The election of four Directors; and

  2. The approval of Arthur Andersen LLP as Equifax's independent public accountants for 1999; and

  3. Those other matters that may properly come before the meeting.

The record date for the annual meeting is March 18, 1999. Only shareholders of record at the close of business on March 18, 1999, can vote at the meeting.

Your vote is important. Please complete, sign, date and return your card promptly in the enclosed envelope.

                                                 /s/ Marietta Edmunds Zakas
                                                 Marietta Edmunds Zakas
                                                 Secretary

Atlanta, Georgia
March 25, 1999

                                PROXY STATEMENT

                                 EQUIFAX INC.

                          1600 Peachtree Street, N.W.
                            Atlanta, Georgia 30309

                                                                 March 25, 1999

General Information

The Board of Directors is soliciting proxies to be used at the 1999 annual shareholders meeting. This proxy statement and the form of proxy will be mailed to shareholders beginning March 25, 1999.

Who Can Vote

Shareholders of Equifax, as recorded in our stock register on March 18, 1999, may vote at the meeting. On March 18, 1999, 145,050,496 shares of common stock were outstanding. Each shareholder has one vote for each share of common stock.

How You Can Vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. For Item 1, you can specify on your proxy whether your shares should be voted for all, some, or none of the nominees for director. For Item 2, you can specify whether you approve, disapprove or abstain. The items are described on page 18 of this proxy statement.

If you sign and return the proxy card, but do not specify on your proxy card how you want to vote your shares, we will vote them "for" the election of all nominees for director (Item 1) and "for" approval of Arthur Andersen LLP as Equifax's independent public accountant for 1999 (Item 2).

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name and shares held in your Investor's Service Plan account are covered by one card. Equifax employees receive a separate card for any shares they hold in their 401(k) Retirement and Savings Plan. Also, if you hold shares through someone else, such as your stockbroker, you may get material from them asking how you want to vote.

How Proxies Work

The Board of Directors is asking for your proxy. Giving Equifax your proxy means that you authorize us to vote your shares at the meeting in the manner you direct.

Revoking Your Proxy

You can revoke your proxy at any time before it is exercised in three ways:

  (1)  by sending a written statement to the Secretary of Equifax;

  (2)  by submitting a new proxy that is properly signed with a later date;
       or

  (3)  by voting in person at the meeting.

Required Votes

The four director nominees receiving the highest number of votes will be elected to the Board. Approval of Arthur Andersen LLP as independent accountants requires the favorable vote of a majority of the votes cast.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

Other Matters To Be Considered At The Meeting

We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

                        ITEM 1 -- ELECTION OF DIRECTORS

The Board has nominated the four director candidates named below. Each director will serve for three years or until he is succeeded by another qualified elected director.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Each of the nominees for director is now a member of the Board of Directors, which met four times during 1998. Each of the nominees provided the following information:

                      NOMINEES FOR TERMS EXPIRING IN 2002

Thomas F. Chapman

Age:                 55

Director Since:      1994

Principal            President and Chief Executive Officer of the Company.
Occupation:

Recent Business      Before assuming his present position in January 1998, Mr.
Experience:          Chapman was President and Chief Operating Officer of the
                     Company. Prior to that, he was Executive Vice President and Group Executive of the Company's former Financial
                     Services Group. Mr. Chapman has been an Executive Officer of the Company since 1990.

                     Common Shares:
                                  Owned -- 147,165
                                  401(k) Savings Plan -- 5,763
                                  Subject to option(/1/) -- 413,105
                                  Deferred common share equivalents(/2/) --
                                   6,122

Robert P.
Forrestal

Age:                 67

Director Since:      1996

Principal            Of counsel to Smith, Gambrell & Russell, a law firm
Occupation:          located in Atlanta, Georgia.

Recent Business      Mr. Forrestal was a partner in this firm from January
Experience:          1996 until December 1998. Before that, he was President
                     and Chief Executive Officer of the Federal Reserve Bank of Atlanta from 1983 through 1995.

Other                Genuine Parts Company and ING North America Company.
Directorships:

                     Common Shares:
                                  Owned -- 3,291
                                  Subject to option(/1/) -- 2,291
                                  Deferred common share equivalents(/2/) --
                                   2,405

D. Raymond Riddle

Age:                 65

Director Since:      1989

Principal            Retired Chairman of the Board and Chief Executive Officer
Occupation:          of National Service Industries, Inc., a diversified
                     manufacturing and service company.

Recent Business      Mr. Riddle held various executive positions with National
Experience:          Service Industries, Inc. from January 1993 until his
                     retirement in February 1996. Before that, he was President and Chief Executive Officer of Wachovia
                     Corporation of Georgia, a bank holding company, President and Chief Executive Officer of Wachovia Bank of Georgia,
                     N.A., and Executive Vice President of Wachovia
                     Corporation, the parent of Wachovia Corporation of Georgia. Mr. Riddle was employed by these banking organizations for more than five years.

Other                AGL Resources Inc.; Atlantic American Corporation; Munich
Directorships:       American Reassurance Company; Gables Residential Trust,
                     Inc.; and AMC, Inc.

                     Common Shares:
                                  Owned -- 9,000
                                  Subject to option(/1/) -- 6,873
                                  Deferred common share equivalents(/2/) --
                                   4,996

Betty L. Siegel,
Ph.D.

Age:                 68

Director Since:      1987

Principal            President of Kennesaw State University, a member of the
Occupation:          University System of Georgia.

Recent Business      Dr. Siegel has been President of Kennesaw State
Experience:          University for more than five years.

Other                AGL Resources Inc. and National Service Industries, Inc.
Directorships:

                     Common Shares:
                                  Owned -- 1,152
                                  Subject to option(/1/) -- 6,873
                                  Deferred common share equivalents(/2/) --
                                   4,280

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000

Larry L. Prince

Age:                 60

Director Since:      1988

Principal            Chairman of the Board and Chief Executive Officer of
Occupation:          Genuine Parts Company, an automotive parts wholesaler.

Recent Business      Mr. Prince has held various executive positions with
Experience:          Genuine Parts Company for more than five years.

Other                SunTrust Banks, Inc.; Crawford & Co.; Southern Mills,
Directorships:       Inc.; and John H. Harland Company.

                     Common Shares:
                                  Owned -- 2,000
                                  Subject to option(/1/) -- 6,873
                                  Deferred common share equivalents(/2/) --
                                   6,617

C. B. Rogers, Jr.

Age:                 69

Director Since:      1978

Principal            Chairman of the Board of the Company.
Occupation:

Recent Business      Before retiring from the Company in December 1995, Mr.
Experience:          Rogers was Chairman and Chief Executive Officer of the
                     Company and was an Executive Officer of the Company for more than five years.

Other                Sears, Roebuck & Co.; Morgan Stanley Dean Witter & Co.;
Directorships:       Briggs & Stratton Corporation; Oxford Industries, Inc.;
                     and ChoicePoint Inc.

                     Common Shares:
                                  Owned -- 1,045,613
                                  Subject to option(/1/) -- 508,631
                                  Deferred common share equivalents(/2/) --
                                   7,057

     Louis W.
  Sullivan, M.D.

Age:                 65

Director Since:      1995

Principal            President of Morehouse School of Medicine, a private
Occupation:          medical school located in Atlanta, Georgia.

Recent Business      Dr. Sullivan has been President of Morehouse School of
Experience:          Medicine since January 1993. Before that, he was
                     Secretary of the U.S. Department of Health and Human
                     Services from March 1989 to January 1993.

Other                General Motors Corporation; Minnesota Mining and
Directorships:       Manufacturing Company; Bristol-Myers Squibb; CIGNA
                     Corporation; Georgia-Pacific Corporation; and Household
                     International.

                     Common Shares:
                                  Owned -- 600
                                  Subject to option(/1/) -- 6,873
                                  Deferred common share equivalents(/2/) --
                                   1,753

Jacquelyn M. Ward

Age:                 60

Director Since:      1999

Principal            President and Chief Executive Officer of Computer
Occupation:          Generation Incorporated.

Recent Business      Ms. Ward has been President and Chief Executive Officer
Experience:          of Computer Generation Incorporated for more than five
                     years.

Other                SCI Systems, Inc.; Trigon Blue Cross Blue Shield; Bank of
Directorships:       America; Matria Healthcare, Inc.; and Premiere
                     Technologies, Inc.

                     Common Shares:
                                  Owned -- 600
                                  Deferred common share equivalents(/2/) --
                                   176

                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001

Lee A. Ault, III

Age:                 62

Director Since:      1991

Principal            Private Investor.
Occupation:

Recent Business      Mr. Ault was Chief Executive Officer of Telecredit, Inc.,
Experience:          a payment services company acquired by the Company in
                     December 1990 and now known as Equifax Payment Services,
                     Inc., from 1968 until his retirement in January 1992. He also served as President of Telecredit, Inc. from 1968 to 1983, and as Chairman of the Board from 1983 until his retirement. He served as a Company Senior Vice President and Chief Executive Officer of Equifax Payment Services,
                     Inc. from December 1990 until his retirement.

Other                Bankers Trust Corporation; Bankers Trust Company; Sunrise
Directorships:       Medical Inc.; Office Depot, Inc.; and Pacific Crest
                     Outward Bound School.

                     Common Shares:
                                  Owned -- 91,108
                                  Subject to option(/1/) -- 6,873

John L. Clendenin

Age:                 64

Director Since:      1982

Principal            Retired Chairman of the Board of BellSouth Corporation, a
Occupation:          communications services company.

Recent Business      Mr. Clendenin was Chairman of BellSouth Corporation from
Experience:          October 1983 until December 1997 and was President and
                     Chief Executive Officer from October 1983 until his retirement in December 1996.

Other                Wachovia Corporation; The Kroger Company; Coca-Cola
Directorships:       Enterprises, Inc.; RJR Nabisco, Inc.; Springs Industries,
                     Inc.; Home Depot Inc.; National Service Industries, Inc.;
                     and Powerwave Technologies.

                     Common Shares:
                                  Owned -- 9,273

A. William Dahlberg

Age:                 58

Director Since:      1992

Principal            Chairman of the Board, President and Chief Executive
Occupation:          Officer of The Southern Company, an international energy
                     company.

Recent Business      Mr. Dahlberg has been in an executive capacity with The
Experience:          Southern Company since January 1994. Before that, he was
                     President and Chief Executive Officer of Georgia Power
                     Company, an electric utility and largest subsidiary of The Southern Company. Mr. Dahlberg has held various executive positions with The Southern Company or its subsidiaries for more than five years.

Other                The Southern Company; SunTrust Banks, Inc.; and
Directorships:       Protective Life Corporation.

                     Common Shares:
                                  Owned -- 2,000
                                  Subject to option(/1/) -- 6,873
                                  Deferred common share equivalents(/2/) --
                                   2,483

L. Phillip Humann

Age:                 53

Director Since:      1992

Principal            Chairman, President and Chief Executive Officer of
Occupation:          SunTrust Banks, Inc., a multi-bank holding company.

Recent Business      Mr. Humann has held various executive positions with
Experience:          SunTrust Banks, Inc. for more than five years.

Other                SunTrust Banks, Inc.; Coca-Cola Enterprises, Inc.; and
Directorships:       Haverty Furniture Companies, Inc.

                     Common Shares:
                                  Owned -- 3,000
                                  Subject to option(/1/) -- 6,873
                                  Deferred common share equivalents(/2/) --
                                   6,581
--------
(/1/) Represents stock options exercisable on February 20, 1999 or within 60 days after that date.
(/2/) Indicates fees or bonuses deferred under the Company's Deferred
     Compensation Plan to a fund that is credited with amounts based on the market value of and dividends on the Company's common shares. Amounts shown are as of February 20, 1999. No distributions have been made from the fund to the named persons.

                     COMMITTEES OF THE BOARD OF DIRECTORS

The Board appoints committees to help carry out its duties. Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each Committee reviews the results of its meetings with the full Board.

Executive Committee

Number of Members:     4

Members:               C. B. Rogers, Jr., Chairman
                       Thomas F. Chapman
                       John L. Clendenin
                       D. Raymond Riddle

Number of Meetings
 in 1998:              7

Functions:             Exercises the powers of the Board in managing the
                       business and property of the Company during the intervals between Board meetings, subject to Board discretion.

Audit Committee

Number of Members:     5

Members:               A. William Dahlberg, Chairman
                       D. Raymond Riddle
                       Louis W. Sullivan, M.D.
                       Robert P. Forrestal
                       Jacquelyn M. Ward

Number of Meetings
 in 1998:              2

Functions:             Selects independent public accountants to audit the
                       Company's books and records, subject to shareholder approval.

                       Consults with these accountants and reviews and approves the scope of their audit and other work.

                       Reviews internal controls, accounting practices, financial structure, and financial reporting.

                       The Committee is available to meet on call of the independent accountants, controller, or head of internal audit whenever a special situation arises.

                       Prior to October 13, 1998, D. Raymond Riddle served as Chairman of the Committee.

Management Compensation Committee

Number of Members:     3

Members:               Larry L. Prince, Chairman
                       L. Phillip Humann
                       Robert P. Forrestal

Number of Meetings
 in 1998:              1

Functions:             Determines salary and incentive compensation awards for
                       the Company's Executive Officers. The salary and incentive compensation awards of the Chief Executive
                       Officer must be ratified by the Board of Directors.

                       Approves and oversees the Company's compensation policies and incentive compensation plans for Executive Officers.

Retirement and Group Benefit Plans Committee

Number of Members:     3

Members:               L. Phillip Humann, Chairman
                       Larry L. Prince
                       C. B. Rogers, Jr.

Number of Meetings
 in 1998:              1

Functions:             Reports to the Board periodically on the effectiveness
                       and funded status of the Company's retirement and 401(k) plans.

Public Issues Committee

Number of Members:     3

Members:               Betty L. Siegel, Ph.D., Chairman
                       Thomas F. Chapman
                       Lee A. Ault, III

Number of Meetings
 in 1998:              1

Functions:             Monitors significant domestic and international issues
                       of concern to the shareholders, the Company, the business community or the general public and makes recommendations to the Board and Company management.

Nominating Committee

The Board does not have a nominating committee or any other committee that recommends nominees for election as a Director.

                     STOCK OWNERSHIP BY CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

The table below shows the number of shares of common stock owned by FMR Corp. on December 31, 1998, as reported under Section 13(g) of the Securities Exchange Act of 1934.

                                                            Percent of Class (Based on
Beneficial Owner               Amount and Nature           Number of Shares Outstanding
Name and Address            of Beneficial Ownership          as of December 31, 1998)
----------------      ------------------------------------ ----------------------------
FMR Corp.                562,375   Sole Voting Power
82 Devonshire Street           0   Shared Voting Power
Boston, MA 02109       8,336,055   Sole Investment Power
                               0   Shared Investment Power
                       8,336,055   Aggregate Amount                    5.65%

The table below shows how much Equifax stock each Director, nominee, and named Executive Officer beneficially owned as of February 20, 1999.

                                                       Percent of Class (Based
                                                         on Number of Shares
                               Amount and Nature          Outstanding as of
Name                      of Beneficial Ownership(/1/)   February 20, 1999)
----                      ---------------------------- -----------------------
James J. Allhusen                     19,496                       *

Lee A. Ault, III                      97,981                       *

Thomas F. Chapman                    566,033                       *

John L. Clendenin                      9,273                       *

C. Richard Crutchfield               102,148                       *

A. William Dahlberg                    8,873                       *

Robert P. Forrestal                    5,582                       *

L. Phillip Humann                      9,873                       *

Lee A. Kennedy                       223,854                       *

William R. Phinney                    65,487                       *

Larry L. Prince                        8,873                       *

D. Raymond Riddle                     15,873                       *

C. B. Rogers, Jr.                  1,554,244                       *

Betty L. Siegel, Ph.D.                 8,025                       *

Louis W. Sullivan, M.D.                7,473                       *

Jacquelyn M. Ward                        600                       *

All Directors and
 Executive Officers as a
 Group (22 persons)                3,225,226                     2.2%

--------
*Less than 1%
(/1/) Includes shares held in the Company 401(k) Savings Plan and stock options exercisable on February 20, 1999, or 60 days thereafter, as follows: Mr. Allhusen -- 61 Savings Plan shares and 16,500 option shares; Mr. Ault -- 6,873 option shares; Mr. Chapman -- 5,763 Savings Plan shares and 413,105 option shares; Mr. Crutchfield -- 434 Savings Plan shares and 63,352 option shares; Mr. Dahlberg -- 6,873 option shares; Mr. Forrestal -- 2,291 option shares; Mr. Humann -- 6,873 option shares; Mr. Kennedy -- 30,061 Savings Plan shares and 145,479 option shares; Mr. Phinney -- 6,816 Savings Plan shares and 38,004 option shares; Mr. Prince -- 6,873 option shares; Mr. Riddle -- 6,873 option shares; Mr. Rogers -- 508,631 option shares; Dr. Siegel -- 6,873 option shares; and Dr. Sullivan -- 6,873 option shares. As of February 20, 1999, the total shares for all Directors and Executive Officers as a Group was 60,690 Savings Plan shares and 1,705,755 option shares.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on Company records and other information, Equifax believes that each of its Directors and Executive Officers complied with all applicable Securities and Exchange Commission filing obligations for 1998.

                           COMPENSATION OF DIRECTORS

The compensation of non-employee Directors consists of cash and stock options. Employee Directors are not paid for their service as a Director. The Company's bylaws require all Directors to own Company stock before taking office and while serving as a Director.

Non-employee Director compensation consists of:

Director Fees.

      Annual Board membership fee, Chairman                        $30,000
      Annual Board membership fee (except Chairman)                $20,000
      Annual Executive Committee membership fee, Chairman          $16,000
      Annual Executive Committee membership fee (except Chairman)  $ 4,000
      Annual Committee Chairman fee (except Executive Committee)   $ 4,000
      Attendance fee for each Board and Committee meeting          $ 1,000

Deferred Compensation Plan. Under this plan, up to 100% of a non-employee Director's fees may be deferred and invested in either Equifax common stock units or in an interest bearing account. Each common stock unit is equal in value to a share of Equifax common stock, and when paid, is made in the form of cash. These common stock units earn additional Equifax common stock units equal in value to dividends paid on shares of common stock. These units are credited to the Directors' accounts on the date common stock cash dividends are paid. All deferred fees are held in the general funds of the Company. Interest on fees held in the interest bearing account is credited monthly to directors' accounts at the prime lending rate on the first day of each month as reported in the Wall Street Journal. In general, deferred amounts are not paid until after the director retires from the Board. The amounts are then paid, at the Director's option, either in a lump sum or in annual installments over a period of up to ten years. All Directors now participating in the Plan have elected to invest all deferred fees in Equifax common stock units.

Stock Option Plan. Each year on the date of the annual shareholders meeting, non-employee Directors also receive an option to purchase 2,000 shares of Equifax common stock. The exercise price is equal to the fair market value that day. These options can be exercised one year after award and expire five years from the date they are awarded.

Equifax has a consulting agreement with C. B. Rogers, Jr. which began January 1, 1996, and ends December 31, 1999. Under this agreement, Mr. Rogers is available up to 26 weeks per year for consultation, representation, and other duties (excluding service as a director). For these services, Equifax pays him $250,000 per year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1998, the Management Compensation Committee members were Larry L. Prince (Chairman), L. Phillip Humann and Robert P. Forrestal.

During 1998, the Executive Committee members were C. B. Rogers, Jr. (Chairman), Thomas F. Chapman, John L. Clendenin and D. Raymond Riddle. Mr. Chapman is an Executive Officer of the Company. Mr. Rogers was an Executive Officer of the Company from 1987 until his retirement on December 31, 1995.

In 1998, the Company was indebted, in the ordinary course of its business, to Wachovia Bank of Georgia, N.A. and SunTrust Bank, Atlanta. The highest amount owed during 1998 to Wachovia Bank of Georgia, N.A. was $173.9 million. The highest amount owed to SunTrust Bank, Atlanta in 1998 was $62.5 million. The Company was charged competitive rates of interest. The Company currently has a committed revolving credit agreement with Wachovia Bank of Georgia, N.A. and SunTrust Bank, Atlanta and nine other commercial banks. Under this loan facility, the Company can borrow up to $750 million for general corporate purposes over a five-year period. Wachovia Bank of Georgia, N.A. serves as Agent under this Loan Agreement. Rates of interest charged under this Loan Agreement are competitive. The highest amount borrowed by the Company under this revolving loan facility during 1998 was $265.0 million.

Mr. Clendenin is a Director of Wachovia Corporation, the parent of Wachovia Corporation of Georgia. SunTrust Bank, Atlanta is owned by SunTrust Bank of Georgia. SunTrust Banks, Inc. owns SunTrust Bank of Georgia. Mr. Humann is Chairman and Chief Executive Officer of SunTrust Banks, Inc., and Mr. Prince serves as a Director of SunTrust Banks, Inc.

Mr. Ault serves as a Director of Bankers Trust Corporation, the parent of BT Alex. Brown, an investment banking firm that performed services for the Company during 1998.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

The Company has Change in Control Agreements with Messrs. Chapman, Kennedy, Allhusen, Crutchfield and Phinney. These Agreements have renewable five-year terms and become effective only upon a change in control of the Company. A "change in control" is generally defined by the Agreements to mean (i) an accumulation by any person, entity or group of twenty percent or more of the combined voting power of the Company's voting stock or (ii) a business combination resulting in the shareholders immediately prior to the combination owning less than two-thirds of the common stock and combined voting power of the new company or (iii) a sale or disposition of all or substantially all of Company assets, or (iv) a complete liquidation or dissolution of the Company. If any of these events happen, and the executive's employment terminates within two or three years after the date of the change in control, other than from death, disability, cause or for "good reason," he or she is entitled to severance pay and other benefits described in the Agreements. The severance payment is equal to two or three times the sum of (i) that executive's highest annual salary for the twelve months prior to termination, and (ii) the executive's highest bonus for the three years prior to termination. Benefits payable under this Agreement and other compensation or benefit plans of the Company are not reduced because of Section 280G of the Internal Revenue Code. Any payments the executive receives will be increased, if necessary, so that after taking into account all taxes he or she would incur as a result of those payments, the executive would receive the same after-tax amount he or she would have received had no excise tax been imposed under Section 4999 of the Code. No payments have been made to any Executive Officer under these Agreements.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Who Determines Executive Officer Compensation

Prior to October 28, 1998, the Management Compensation Committee approved the Chief Executive Officer's compensation and incentive compensation plans and compensation policies for all Executive Officers. The Executive Committee set salaries for Executive Officers, except the Chief Executive Officer, under guidelines of the Management Compensation Committee, and at year-end, the Management Compensation Committee reviewed all Executive Officer salary decisions made during the year.

Beginning October 28, 1998, the Management Compensation Committee sets the salaries and approves the incentive compensation plans and awards and compensation policies for all Executive Officers. The salary and incentive compensation of the Chief Executive Officer must be ratified by the Board of Directors.

The Management Compensation Committee is composed of independent, non-employee directors. Each member of the Management Compensation Committee meets the definition of a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, and is an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code.

The Management Compensation Committee has set goals for the Executive Officer compensation program to ensure that it supports the Company's overall objective of enhancing shareholder value.

Program goals include:

  . Offer market competitive total compensation opportunities to attract and retain talented executives.
  . Provide strong links between Company performance and total compensation earned.
  . Emphasize long-term performance of the Company.
  . Encourage and facilitate Executive Officer stock ownership.

The Committee also believes it is important for the Company to be eligible to deduct compensation expense for income tax purposes. Section 162(m) of the Internal Revenue Code limits this tax deduction to $1 million for the Executive Officers named in the compensation tables on the following pages, unless certain requirements are met. One requirement is that all members of the Management Compensation Committee be "outside directors," and the Company meets this requirement. The Committee approves goals and awards under the compensation plans of the Company as required by Section 162(m). Also, Section 162(m) requires that the Company's shareholders approve these compensation plans. To meet this requirement, the Committee recommended, and the shareholders approved, amendments to the Company's Omnibus Stock Incentive Plan (in 1994) and the Company's Performance Share Plan (in 1996).

The Committee believes compensation data from a broad sample of companies, particularly those in the services industry and those reporting annual revenues of $1 billion or more, represents the best reflection of the market rate for executive talent. Some of these companies are included in both this group and the group used for shareholder return comparisons.

To provide additional emphasis on the importance of executive stock ownership, the Company introduced share ownership guidelines for senior executives in 1996. These guidelines have been established at levels consistent with those in other companies who have taken similar steps and, beginning in 1998, they were extended to a total of approximately 200 Company executives.

Executive Officer Compensation

Executive Officer compensation includes several principal elements: base salary, annual incentive and long-term incentives. The Committee's goal is to set salaries and target incentive opportunities at a median competitive level and to reward outstanding performance with above-market total compensation.

Salary: Executive Officer salaries are determined on the basis of competitive market data, job performance, level of responsibility and other factors. Salary reviews are normally scheduled at 12 month intervals.

Mr. Chapman's base annual salary was established at $500,000, effective January 1998. In setting this salary, the Committee considered competitive salaries and Mr. Chapman's personal performance and tenure in his position.

Annual Incentive: Annual performance objectives are set at the beginning of each year, based primarily upon financial plans approved by the Board. A minimum level of performance is set, and no incentive is paid below this level. Also, levels of performance are established for target and maximum incentive awards.

In 1998, the Company's revenues, earnings, and after-tax profit minus the cost of capital employed were the primary criteria used in determining the annual incentive award earned by Mr. Chapman. For other Executive Officers, Company financial results, business unit financial results, and certain non-financial goals were considered, depending on their job role.

Incentives earned above a designated amount are awarded only in restricted stock. Also, Executive Officers may elect to voluntarily defer awards earned into restricted stock. The Committee believes this provides an excellent vehicle for expanding stock ownership of Executive Officers and that such an immediate identification with shareholder interests will serve to further emphasize the officer's commitment to the long-term performance of the Company.

Mr. Chapman's target annual incentive opportunity during 1998 was 70% of his base salary, with a maximum opportunity of 210%. His earned award for 1998 was 18% of salary.

Performance Shares: Executive Officers participate in a performance share plan, with awards earned primarily on the basis of after-tax profit minus the cost of capital employed. Also, a specified stock price appreciation goal must be achieved in order to earn an award above a certain amount. Award levels are established such that a target performance share award combined with stock option grants approximate a median long-term incentive competitiveness level.

The value of performance share awards earned will be determined by the Company's stock price as of the date of the award. Awards earned are paid out to Executive Officers at least one-half in Company common stock, which is consistent with the Committee's objective with respect to executive stock ownership.

Mr. Chapman and other Executive Officers earned payments of performance share units for Company performance for the measurement period 1996 through 1998. Earned awards were paid in shares of Company common stock and cash, and represented a payout of approximately 75% of the maximum opportunity available under the award. Company performance during the period substantially exceeded the established goal of improvement in after-tax profit minus the cost of capital employed. The stock price appreciation goal for the measurement period also was exceeded.

Stock Options: The Company also grants stock options to Executive Officers. Stock options are granted to motivate Executive Officers to contribute to an increase in the value of the Company rather than being utilized as a specific award for past personal performance. Also, the past performance of the Company will not directly affect option grant determinations. In 1996, the Company modified its practice of awarding annual grants to Executive Officers at market price. To provide maximum incentive for achieving growth in the Company's stock price, the Committee now awards grants less frequently than annually to certain executives, but for a larger number of shares than would normally be awarded in an annual grant. Those grants contain various exercise prices, with the lowest exercise price being the market price on the date of grant. In 1998, only 20% of the total option shares granted to most Executive Officers receiving grants contained exercise prices equal to the market price on the date of grant; the remaining 80% contained exercise prices 20% to 50% above the current market price. With this approach, no gains will be available to executives on a substantial majority of the option shares unless shareholders experience significant stock price appreciation.

Restricted Stock: Executive Officers may elect to receive any earned annual incentive in the form of cash or restricted stock. Consequently, any prior restricted stock grants have no bearing on approval of the new award. The restricted stock vests after three years of continuous service. To encourage voluntary deferrals into stock and in recognition of the substantial risk of forfeiture assumed by the executive, as well as the associated market risk and deferral of economic benefits of current cash compensation, the Committee granted incremental shares of stock equal to 20% of the cash award earned. For 1998 annual incentive awards, all eligible Executive Officers voluntarily elected to receive restricted stock instead of cash incentive payments for all or part of their total earned awards.

To the extent the above report pertains to the setting of salaries for Executive Officers other than the Chief Executive Officer, it is jointly submitted by the Executive Committee.

Management Compensation                   Executive Committee
Committee


C. B. Rogers, Jr., Chairman               Thomas F. Chapman
Larry L. Prince, Chairman                 John L. Clendenin
L. Phillip Humann                         D. Raymond Riddle
Robert P. Forrestal

                        EXECUTIVE OFFICER COMPENSATION

The table below shows the before-tax compensation for the last three years for the Chief Executive Officer and the four next highest paid Executive Officers at the end of 1998.

                               Annual Compensation               Long-Term Compensation
                        ---------------------------------- ----------------------------------
                                                                    Awards           Payouts
                                                           ------------------------ ---------
                                                 Other      Restricted   Securities
                                                 Annual        Stock     Underlying   LTIP     All Other
Name and                     Salary   Bonus   Compensation    Awards      Options    Payouts  Compensation
Principal Position      Year   ($)   ($)(/1/)   ($)(/2/)   ($)(/1/)(/3/)    (#)        ($)      ($)(/4/)
------------------      ---- ------- -------- ------------ ------------- ---------- --------- ------------
Thomas F. Chapman       1998 496,186  71,450     11,562        21,435     200,000   1,169,275    4,800
President and Chief     1997 369,808 315,017     14,129        94,505           0     963,697    5,472
Executive Officer       1996 325,000 300,641    212,499       120,257     171,836     465,150    4,950
Lee A. Kennedy          1998 323,568 278,515      2,328        37,135       1,000     389,740    4,800
Executive Vice          1997 242,725 148,566      2,374        19,809           0     361,391    5,472
President and Group
Executive
James J. Allhusen       1998 287,500 175,743    230,127        40,165      31,000           0        0
Executive Vice
President and Group
Executive
C. Richard Crutchfield  1998 228,079  71,845          0        24,633      20,500     259,826    4,800
Executive Vice          1997 203,310  55,679      2,328       155,901       8,018     200,744    4,800
President, Group
Executive, and Chief
Technology Officer
William R. Phinney      1998 153,868       0          0       168,706       8,000           0    4,800
Executive Vice
President and Group
Executive

--------
(/1/) The "Bonus ($)" column represents any annual incentive award earned and paid in cash for performance for the specified year. In all three reporting years participants could elect to receive all or part of any cash bonus earned in the form of restricted stock, and all amounts earned above a designated percentage of salary are only awarded in the form of restricted stock. These amounts are included under the "Restricted Stock Awards" column for each respective year, although the grants were not awarded until the following year.

(/2/) "Other Annual Compensation" includes allowances for payroll taxes associated with providing executive financial planning and tax services and club memberships. For Mr. Allhusen, this amount includes relocation expenses associated with his move to Atlanta.

(/3/) Dividend income is paid on restricted stock at the same rate as paid to all shareholders. Value of restricted stock shown in table is as of the date of grant. As of December 31, 1998, total restricted stock awards outstanding and related fair market values were as follows: Mr. Chapman -- 14,526 shares ($496,608); Mr. Kennedy -- 606 shares ($20,708); Mr.
      Crutchfield -- 4,769 shares ($163,040) and Mr. Phinney -- 6,081 shares ($207,894). 100% were awarded as restricted stock grants in lieu of cash bonus payments to these officers.

(/4/) Column "All Other Compensation" includes Company 401(k) matching contribution in the maximum amount of $4,800 for each officer.

                                 STOCK OPTIONS

A stock option allows an individual to purchase shares of common stock at a fixed price (the exercise price) for a set period of time. In general, whether exercising stock options is profitable to the Executive Officer depends on the relationship between the common stock market price and the option exercise price. At any given time, "vested" options can be "in the money" or "out of the money," depending on the current market price of the stock.

Consistent with Company policy, no stock appreciation rights were awarded to Executive Officers and no stock options were repriced during 1998.

The following two tables give more information on stock options.

                OPTION/SAR GRANTS IN LAST FISCAL YEAR(/1/)(/2/)

                                           Individual Grants
                        -------------------------------------------------------
                                                                                Potential Realizable
                                                                                  Value at Assumed
                              Number of        % of Total  Exercise             Annual Rates of Stock
                             Securities         Options       or                 Price Appreciation
                             Underlying        Granted to    Base               for Option Term(/3/)
                               Options        Employees in   Price   Expiration ---------------------
   Name                 Granted (#)(/1/)(/2/) Fiscal Year  ($/Share)    Date       5%         10%
   ----                 --------------------- ------------ --------- ---------- ---------------------
Thomas F. Chapman               25,000            .885      32.6875   1/28/08     513,925   1,302,386
                                25,000            .885      39.2250   1/29/08     350,487   1,138,949
                                25,000            .885      42.4938   1/30/08     268,767   1,057,229
                                25,000            .885      45.7625   1/31/08     187,050     975,511
                               100,000           3.538      49.0313   1/31/08     421,319   3,575,166

Lee A. Kennedy                   1,000            .035      37.2500   6/01/08      23,426      59,367

James J. Allhusen                6,000            .212      32.6875   1/28/08     123,342     312,573
                                 6,000            .212      39.2250   1/29/08      84,117     273,348
                                 6,000            .212      42.4938   1/30/08      64,504     253,735
                                 6,000            .212      45.7625   1/31/08      44,892     234,123
                                 6,000            .212      49.0313   2/01/08      25,279     214,510
                                 1,000            .035      37.2500   6/01/08      23,426      59,367

C. Richard Crutchfield           4,000            .142      32.6875   1/28/08      82,227     208,382
                                 4,000            .142      39.2250   1/29/08      56,077     182,232
                                 4,000            .142      42.4938   1/30/08      43,003     169,156
                                 4,000            .142      45.7625   1/31/08      29,928     156,082
                                 4,000            .142      49.0313   1/31/08      16,852     143,007
                                   500            .018      37.2500   6/01/08      11,713      29,683

William R. Phinney               7,000            .248      32.6875   1/28/08     143,899     364,668
                                 1,000            .035      37.2500   6/01/08      23,426      59,367

--------
(/1/) Options have a ten-year term and vest 25% on the first through the fourth anniversary of the date of grant, except in the case of those options priced at or above 140% of fair market value which are vested on grant date. The options with an expiration date of 6/01/08 will vest on 6/01/01 (3 years from grant date).

(/2/) The exercise price may be paid in cash or cash equivalent acceptable to the Management Compensation Committee or by the surrender of shares of common stock held for at least six months with an aggregate fair market value which is not less than the option price.

(/3/) The dollar amounts under these columns are the result of calculations at 5% and 10% rates of appreciation. They are not intended to forecast possible future appreciation, if any, of Equifax stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        Number of
                                                       Securities          Value of
                                                       Underlying         Unexercised
                                                       Unexercised       In-the-Money
                                                       Options as         Options as
                                                     of 12/31/98 (#)    of 12/31/98 ($)
                        Shares Acquired    Value      Exercisable/       Exercisable/
   Name                 on Exercise (#) Realized ($)  Unexercisable   Unexercisable(/1/)
   ----                 --------------- ------------ --------------- ---------------------
Thomas F. Chapman           10,310        $327,117   345,145/168,736 $4,468,218/$1,194,873
Lee A. Kennedy                   0               0   131,731/25,059  $2,713,112/$388,415
James J. Allhusen                0               0    12,000/19,000  $        0/$9,000
C. Richard Crutchfield           0               0    53,478/25,960  $1,051,163/$198,869
William R. Phinney               0               0    31,098/15,596  $  716,762/$149,867

--------
(/1/) Represents aggregate excess of market value of shares under option as of December 31, 1998, over the exercise price of the options.

                            PERFORMANCE SHARE PLAN

Under the 1988 Performance Share Plan for Officers, eligible employees may receive nontransferable performance share units. A performance share unit is the right to receive, after a specified performance measurement period, an award of up to a specified maximum number of shares of common stock. The number of shares awarded depends on whether established goals for the measurement period are achieved.

The following table lists 1998 grants of performance share units to the named Executive Officers:

    Long-Term Incentive Plan -- Awards During Year Ended December 31, 1998

                        Number of  Performance   Estimated Future Payouts Under Non-
                         Shares,     or Other         Stock Price -- Based Plans
                          Units    Period Until --------------------------------------
                         or Other   Maturation   Threshold      Target      Maximum
   Name                 Rights (#)  or Payout   (# of Units) (# of Units) (# of Units)
   ----                 ---------- ------------ ------------ ------------ ------------
Thomas F. Chapman         24,000     12/31/00      12,000       24,000       48,000
Lee A. Kennedy             5,000     12/31/00       2,500        5,000       10,000
James J. Allhusen          5,000     12/31/00       2,500        5,000       10,000
C. Richard Crutchfield     5,000     12/31/00       2,500        5,000       10,000
William R. Phinney         3,500     12/31/00       1,750        3,500        7,000

The value ultimately received depends on the number of units approved for payment and the value of the common stock on the date payouts are approved, plus dividends accrued over the measurement period when the restrictions lapse. If an employee resigns or is terminated "for cause," all of the employee's undistributed performance units, as well as accrued dividends, will be forfeited and canceled. Once awards are earned and payments approved, shares of common stock and cash are distributed to the employee free of restrictions and conditions.

                            STOCK PERFORMANCE GRAPH

The compound annual total returns to Equifax shareholders since 1993 have been 25%. Total returns mean share price increase plus dividends paid, with quarterly dividends reinvested. The graphs below show the relative investment performance of Equifax stock, the S&P 500 and the D J Other Ind Services over the last five and ten years.

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]


                             Equifax        S&P          D J Other
                             Inc.           500          Ind Services
                             ----------     ---------    ------------
12/93                        $100           $100         $100
12/94                          99            101           97
12/95                         163            139          124
12/96                         236            171          135
12/97                         309            229          155
12/98                         301            294          184

                             [GRAPH APPEARS HERE]


                               RETIREMENT PLANS

The Equifax Retirement Plan ("ERP") provides benefits based on length of service with the Company and a participant's average total earnings (base salary and bonus) up to a maximum of either 125% of base salary, or base salary plus 75% of other earnings, whichever is greater. ERP benefits are computed by averaging the employee's total earnings (base salary and bonus) for the highest paid thirty-six consecutive month period prior to retirement.

Equifax also has another retirement plan named the Supplemental Executive Retirement Plan ("SERP") under which certain executives may receive additional pension benefits after retirement based on years of credited service (up to 40 years) and final average earnings (base salary and bonus). SERP benefits generally are computed by either multiplying an employee's average total earnings by 1.5%, multiplied by years of credited service, as defined in the SERP, up to 40 years, or average total earnings multiplied by 3%, multiplied by years of credited service, up to 20 years, for the most Senior Executive Officer participants.

The following table shows the annual retirement benefits that would be payable at normal retirement (age 65 or later) on January 1, 1999. Benefits are shown for various rates of final average earnings and years of service payable under the ERP and SERP.

                              Pension Plan Table

                                        Years of Service
                     -----------------------------------------------------------------------
   Remuneration        15              20              25              30              35
   ------------      -------         -------         -------         -------         -------
   $  200,000        120,000         120,000         120,000         120,000         120,000
      400,000        240,000         240,000         240,000         240,000         240,000
      600,000        360,000         360,000         360,000         360,000         360,000
      800,000        480,000         480,000         480,000         480,000         480,000
    1,000,000        600,000         600,000         600,000         600,000         600,000
    1,200,000        720,000         720,000         720,000         720,000         720,000
    1,400,000        840,000         840,000         840,000         840,000         840,000

As of December 31, 1998, the only named Executive Officer eligible for both the ERP and the SERP was Thomas F. Chapman. The other named Executive Officers are eligible only for the ERP, which is the Company's tax qualified retirement plan available to all U.S. employees.

The credited years of service for each of the named Executive Officers as of December 31, 1998 were as follows: Thomas F. Chapman -- 9 years; Lee A. Kennedy -- 17 years; James J. Allhusen -- 1 year; C. Richard Crutchfield -- 12 years; and William R. Phinney -- 10 years.

The ERP benefits are computed in the form of a life annuity without survivorship benefits; however, survivorship benefits are available and are computed as the actuarial equivalent of the life annuity. The SERP benefits are provided in the same form as the ERP benefits. SERP benefits are reduced for ERP benefits and are paid without regard to limitations under federal Internal Revenue Code Sections 401(a) and 415. Neither ERP or SERP benefits are reduced for Social Security benefits.

                           ITEMS REQUIRING YOUR VOTE

The following two items will be voted on at the meeting. Equifax will present each item.

ITEM 1 -- ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, elected for three years. The Board of Directors nominated the following Directors for terms expiring in 2002: Thomas F. Chapman; Robert P. Forrestal; D. Raymond Riddle; and Betty L. Siegel.

The Board of Directors recommends you vote "FOR" all nominees named in Item 1.

ITEM 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors selects and hires independent public accountants to audit Equifax's books of account and other corporate records. The Company's shareholders must approve the Audit Committee's selection of the Company's independent public accountants for 1999.

The Audit Committee selected Arthur Andersen LLP to audit Equifax's books of account and other corporate records for 1999. Arthur Andersen has audited Equifax's books since 1948, and we believe they are well qualified for this job. Representatives of Arthur Andersen LLP will be at the annual meeting to answer appropriate questions and to make a statement, if desired.

The Board of Directors recommends you vote "FOR" Item 2.

        SHAREHOLDER PROPOSALS FOR INCLUSION IN THE 2000 PROXY STATEMENT

The deadline for shareholder proposals to be included in the proxy materials for next year's annual meeting is November 25, 1999.

                          OTHER SHAREHOLDER PROPOSALS

Any shareholder proposals that a shareholder intends to present at next year's annual meeting other than through inclusion in the proxy materials must also be received no later than November 25, 1999.

                            HOW WE SOLICIT PROXIES

Equifax pays the cost of soliciting proxies. We are paying Morrow & Co., Inc. a fee of $6,500, plus expenses, to help with the solicitation. We will also reimburse brokers, nominees, fiduciaries and other custodians for their reasonable fees and expenses for sending these materials to you and getting your voting instructions. In addition to this mailing, Equifax employees may solicit proxies in person, by telephone, facsimile transmission or electronically.

                                 ANNUAL REPORT

With this booklet, we are sending you Equifax's 1998 Annual Report, including consolidated financial statements.

                                   QUESTIONS

If you have questions or need more information about the annual meeting, write to:

                       Marietta Edmunds Zakas, Secretary
                                 Equifax Inc.
                                 P.O. Box 4081
                            Atlanta, Georgia 30302

                                OTHER BUSINESS

We do not expect any business to come up for shareholder vote other than the items described in this proxy statement. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

                                    By Order of the Board of Directors,

                                    /s/ Marietta Edmunds Zakas
                                    --------------------------
                                    Marietta Edmunds Zakas
                                    Secretary

Atlanta, Georgia
March 25, 1999

PROXY
                                  EQUIFAX INC.

  By this document, the shareholder whose name appears below (the
"Shareholder") appoints C. B. Rogers, Jr.; Thomas F. Chapman; John L. Clendenin; and D. Raymond Riddle and each of them with power of substitution in each, proxies to appear and vote all common stock of the Shareholder in Equifax Inc. at the Annual Meeting of Shareholders to be held May 6, 1999, and at all adjournments of that meeting for the following purposes:

(1) ELECTION OF DIRECTORS
  [_] FOR all nominees listed         [_] WITHHOLD AUTHORITY to
   below (except as marked to          vote for all nominees
   the contrary below)                 below

   Thomas F. Chapman; Robert P. Forrestal; D. Raymond Riddle and Betty L
   Siegel.

   (Instruction: To withhold authority to vote for any individual nominee(s), write the nominee's name(s) below.)
--------------------------------------------------------------------------------

(2) APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE YEAR 1999.
  [_] FOR    [_] AGAINST    [_] ABSTAIN
(3) In their discretion, upon those other matters in connection with the matters described above or otherwise as may properly come before the meeting, or any adjournment of the meeting, all as set forth in the Notice of the Annual Meeting and Proxy Statement, as dated, receipt of which the Shareholder acknowledges.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ABOVE MATTERS.

                CONTINUED ON REVERSE--PLEASE COMPLETE OTHER SIDE

(Continued from other side)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                             __________________________________
                                             ----------------------------------
                                                 (SIGNATURE OF SHAREHOLDER)

                                             Dated ______________________, 1999

                                             IMPORTANT: Please date this proxy
                                             and sign exactly as your name or
                                             names appear on this proxy card.
                                             If stock is held jointly, signa-
                                             ture should include both names.
                                             Executors, administrators, trust-
                                             ees, guardians and others signing
                                             in a representative capacity,
                                             please give your full title(s).


IMPORTANT: PLEASE SIGN PROXY EXACTLY AS YOUR PRINTED NAME OR NAMES APPEAR ON THIS PROXY.